Vertiv Reports First Quarter Operating Profit of $130 Million and Adjusted Operating Profit(1) of $176 Million, Up $163 Million; Operating Cash Flow of $42 Million, Up $174 Million; Full Year 2023 Profit Guidance Raised

•Strong first quarter net sales growth of 32% and organic net sales growth(1) of 35%, supported by improved operational performance and backlog execution
•Operating profit of $130 million and adjusted operating profit of $176 million in first quarter 2023, exceeding high-end of guidance range by $41 million
•Increasing full year 2023 operating profit guidance at the midpoint to $618 million, and adjusted operating profit guidance(1) at the midpoint to $800 million, up 82% compared to 2022

COLUMBUS, Ohio April 26, 2023 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its first quarter ended March 31, 2023. Vertiv reported first quarter net sales of $1,521 million, an increase of $365 million, or 32%, compared with last year’s first quarter and a 35% organic net sales increase(1), which excludes the impact of foreign currency. Foreign currency negatively impacted first quarter sales by approximately $40 million as compared to first quarter last year. Consistent with expectations, order normalization continued in first quarter – a healthy reflection of supply chain improvement and industry lead time reduction – and contributed to orders declining 23% (excluding foreign exchange) from the first quarter of 2022. The book-to-bill ratio was 1.0x for first quarter 2023.
First quarter operating profit of $130 million increased $175 million compared to last year’s first quarter, and adjusted operating profit of $176 million increased $163 million from the same period. These increases were primarily driven by a $105 million benefit from pricing and a $95 million benefit from volume, partially offset by material, freight and labor inflation and capacity and R&D growth investments. First quarter 2023 adjusted operating profit was above the prior guidance range primarily due to higher volume in the quarter resulting from improvements in operational execution and supply chain.
“We anticipated a strong start to 2023 and our first quarter results delivered with sales, adjusted operating profit and adjusted free cash flow exceeding our guidance,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “These results reflect substantive progress in the Americas, where sales increased 61% and adjusted operating profit more than tripled, driven by continued gains in pricing and improvement in our operational execution across the business. Our backlog held steady at record levels, reflecting a continued return to a more normalized order cycle, which is healthy for the industry. I remain encouraged by the resiliency of data center market demand as our pipeline activity remains strong. Substantial investment continues in our end markets, with secular demand drivers reinforced by growing AI investment. With an intense focus on our operational execution, we are raising our full year 2023 adjusted operating profit guidance based on our strong first quarter results and continued resilient data center market demand.”
Dave Cote, Vertiv’s Executive Chairman, added: “Progress accelerated in the first quarter under Gio’s leadership, demonstrating his global focus on execution, operational excellence and building a high-performance culture – consistent with his successful track record turning around the EMEA and Americas regions. As we continue to advance our strategy to drive margin improvement and enhanced profitability, we see a clear runway ahead for further value creation in meeting the world’s ever-growing demand for data and the critical digital infrastructure that Vertiv provides.”

Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the first quarter was $42 million, an increase of $174 million from the prior year quarter, and adjusted free cash flow was $25 million, an increase of $175 million from the prior year quarter. First quarter adjusted free cash flow was above the guidance range primarily due to higher adjusted operating profit as well as an increase in advanced payments from customers, which resulted in accelerated timing of collections. We anticipate free cash flow will increase sequentially each quarter in 2023. Liquidity at the end of the first quarter was $601 million.
Full Year and Second Quarter 2023 Guidance
Market demand remains healthy and pipeline activity is encouraging. We currently anticipate differences in quarterly seasonality in 2023 compared to historic patterns as a strong beginning-of-the-year backlog, coupled with improving supply chains and operational execution, should generate more uniformity of expected quarterly sales as we progress through the year. We are raising operating profit guidance to $618 million (at the midpoint) and adjusted operating profit guidance to $800 million (at the midpoint) for 2023, an increase of $25 million (at the midpoint) compared to prior guidance. Our assumptions include price realization of $300 million and incremental growth investments of $40 million. Our 2023 guidance for adjusted operating profit (at the midpoint) is up over 82%, and adjusted operating margin of 12.3% is up 460 basis points, versus 2022. Adjusted free cash flow guidance for 2023 remains at $300 million to $400 million, a $610 million anticipated improvement (at the midpoint) versus prior year.

Second Quarter 2023 Guidance
Net sales	$1,550M - $1,650M
Organic net sales growth(2)	12% - 19%
Adjusted operating profit(1)	$180M – $200M
Adjusted operating margin(2)	11.6% - 12.1%
Adjusted diluted EPS(1)	$0.25 - $0.31

Full Year 2023 Guidance
Net sales	$6,450M - $6,600M
Organic net sales growth(2)	14% - 16%
Adjusted operating profit(1)	$775M - $825M
Adjusted operating margin(2)	12.0% - 12.6%
Adjusted diluted EPS(1)	$1.22 - $1.32
Adjusted Free Cash Flow(2)	$300M - $400M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a future non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

First Quarter 2023 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, April 26, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
Upcoming Events
Vertiv will host a 2023 Investor Conference on November 29, 2023 in New York, NY. Vertiv’s management team will review strategic initiatives, market trends and innovations at Vertiv. Further details will be provided closer to the event.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to second quarter and full-year 2023 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2023, as well as expected impacts from our pricing actions, and our guidance for second quarter and full year 2023. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2022 Annual Report on Form 10-K filed with the SEC on February 27, 2023. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the U.S. and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current or potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; Vertiv’s ability to manage the succession of its key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Net sales
Net sales - products	$1,186.5	$849.4
Net sales - services	334.6	307.0
Net sales	1,521.1	1,156.4
Costs and expenses
Cost of sales - products	819.5	655.8
Cost of sales - services	206.1	197.0
Cost of sales	1,025.6	852.8
Operating expenses
Selling, general and administrative expenses	308.7	292.2
Amortization of intangibles	45.2	57.7
Restructuring costs	13.1	0.8
Foreign currency (gain) loss, net	3.1	(1.3)
Other operating expense (income)	(4.9)	(0.6)
Operating profit (loss)	130.3	(45.2)
Interest expense, net	46.8	29.3
Change in fair value of warrant liabilities	(4.2)	(94.9)
Income (loss) before income taxes	87.7	20.4
Income tax expense	37.4	11.9
Net income (loss)	$50.3	$8.5

Earnings (loss) per share:
Basic	$0.13	$0.02
Diluted	$0.12	$(0.23)
Weighted-average shares outstanding:
Basic	378,129,786	375,972,294
Diluted	381,683,511	379,692,729

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$276.1	$260.6
Accounts receivable, less allowances of $24.3 and $18.4, respectively	1,991.9	1,888.8
Inventories	903.5	822.0
Other current assets	169.1	187.3
Total current assets	3,340.6	3,158.7
Property, plant and equipment, net	496.4	489.4
Other assets:
Goodwill	1,295.4	1,284.7
Other intangible assets, net	1,787.3	1,816.1
Deferred income taxes	52.6	46.4
Right-of-use assets, net	165.6	166.4
Other	117.5	134.0
Total other assets	3,418.4	3,447.6
Total assets	$7,255.4	$7,095.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	917.0	984.0
Deferred revenue	502.9	358.7
Accrued expenses and other liabilities	496.4	513.7
Income taxes	33.5	19.7
Total current liabilities	1,971.6	1,897.9
Long-term debt, net	3,156.0	3,169.1
Deferred income taxes	188.5	176.5
Warrant liabilities	32.9	58.7
Long-term lease liabilities	132.5	132.0
Other long-term liabilities	223.1	219.6
Total liabilities	5,704.6	5,653.8
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 379,133,659 and 377,368,837 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,662.0	2,630.7
Accumulated deficit	(1,092.3)	(1,142.6)
Accumulated other comprehensive (loss) income	(18.9)	(46.2)
Total equity	1,550.8	1,441.9
Total liabilities and equity	$7,255.4	$7,095.7

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Cash flows from operating activities:
Net income (loss)	$50.3	$8.5
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	17.7	17.9
Amortization	48.9	61.3
Deferred income taxes	3.4	(4.6)
Amortization of debt discount and issuance costs	2.7	2.3
Change in fair value of warrant liabilities	(4.2)	(94.9)
Changes in operating working capital	(86.9)	(116.1)
Stock based compensation	5.5	6.6
Payment of contingent consideration	—	(8.7)
Other	4.6	(4.5)
Net cash provided by (used for) operating activities	42.0	(132.2)
Cash flows from investing activities:
Capital expenditures	(27.8)	(15.1)
Investments in capitalized software	(2.0)	(3.1)
Proceeds from disposition of property, plant and equipment	12.4	—
Net cash provided by (used for) investing activities	(17.4)	(18.2)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	100.2	75.8
Repayments of ABL revolving credit facility and short-term borrowings	(110.2)	(60.0)
Repayment of long-term debt	(10.9)	(5.5)
Payment of contingent consideration	—	(12.8)
Exercise of employee stock options	2.2	1.0
Employee taxes paid from shares withheld	(0.1)	—
Net cash provided by (used for) financing activities	(18.8)	(1.5)
Effect of exchange rate changes on cash and cash equivalents	1.8	1.3
Increase (decrease) in cash, cash equivalents and restricted cash	7.6	(150.6)
Beginning cash, cash equivalents and restricted cash	273.2	447.1
Ending cash, cash equivalents and restricted cash	$280.8	$296.5
Changes in operating working capital
Accounts receivable	$(96.2)	$(4.8)
Inventories	(79.5)	(160.4)
Other current assets	4.9	(14.5)
Accounts payable	(62.3)	33.0
Deferred revenue	144.2	63.1
Accrued expenses and other liabilities	(16.5)	(32.6)
Income taxes	18.5	0.1
Total changes in operating working capital	$(86.9)	$(116.1)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended March 31,
	2023	2022	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$862.3	$535.1	$327.2	61.1%	61.4%
APAC	313.0	332.8	(19.8)	(5.9)%	0.8%
EMEA	345.8	288.5	57.3	19.9%	26.4%
Total	$1,521.1	$1,156.4	$364.7	31.5%	35.2%

Adjusted operating profit (loss)(3)
Americas	$190.6	$57.9	$132.7	229.2%
APAC	39.1	41.5	(2.4)	(5.8)%
EMEA	64.9	33.2	31.7	95.5%
Corporate (4)	(119.1)	(120.1)	1.0	(0.8)%
Total	$175.5	$12.5	$163.0	1304.0%

Adjusted operating margins (5)
Americas	22.1%	10.8%	11.3%
APAC	12.5%	12.5%	—%
EMEA	18.8%	11.5%	7.3%
Vertiv	11.5%	1.1%	10.4%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, Legal, and global product platform development and offering management.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended March 31,
	2023	2022	Δ	Δ %
Americas:
Critical infrastructure & solutions	$561.4	$294.3	$267.1	90.8%
Services & spares	188.4	164.7	23.7	14.4%
Integrated rack solutions	112.5	76.1	36.4	47.8%
	$862.3	$535.1	$327.2	61.1%
Asia Pacific:
Critical infrastructure & solutions	$168.3	$183.8	$(15.5)	(8.4)%
Services & spares	104.1	104.6	(0.5)	(0.5)%
Integrated rack solutions	40.6	44.4	(3.8)	(8.6)%
	$313.0	$332.8	$(19.8)	(5.9)%
EMEA:
Critical infrastructure & solutions	$225.0	$186.8	$38.2	20.4%
Services & spares	78.1	64.9	13.2	20.3%
Integrated rack solutions	42.7	36.8	5.9	16.0%
	$345.8	$288.5	$57.3	19.9%
Total:
Critical infrastructure & solutions	$954.7	$664.9	$289.8	43.6%
Services & spares	370.6	334.2	36.4	10.9%
Integrated rack solutions	195.8	157.3	38.5	24.5%
	$1,521.1	$1,156.4	$364.7	31.5%
Organic growth by Product and Service Offering

	Three months ended March 31, 2023
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Critical infrastructure & solutions	$267.1	$(5.6)	$261.5	88.9%
Services & spares	23.7	10.7	34.4	20.9%
Integrated rack solutions	36.4	(3.8)	32.6	42.8%
	$327.2	$1.3	$328.5	61.4%
Asia Pacific:
Critical infrastructure & solutions	$(15.5)	$12.1	$(3.4)	(1.8)%
Services & spares	(0.5)	7.3	6.8	6.5%
Integrated rack solutions	(3.8)	3.2	(0.6)	(1.4)%
	$(19.8)	$22.6	$2.8	0.8%
EMEA:
Critical infrastructure & solutions	$38.2	$13.6	$51.8	27.7%
Services & spares	13.2	3.3	16.5	25.4%
Integrated rack solutions	5.9	1.9	7.8	21.2%
	$57.3	$18.8	$76.1	26.4%
Total:
Critical infrastructure & solutions	$289.8	$20.1	$309.9	46.6%
Services & spares	36.4	21.3	57.7	17.3%
Integrated rack solutions	38.5	1.3	39.8	25.3%
	$364.7	$42.7	$407.4	35.2%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended March 31, 2022.

Segment information

Operating profit (loss)	Three months ended March 31, 2023	Three months ended March 31, 2022
Americas	$190.6	$57.9
Asia Pacific	39.1	41.5
Europe, Middle East & Africa	64.9	33.2
Total reportable segments	294.6	132.6
Foreign currency gain (loss)	(3.1)	1.3
Corporate and other	(116.0)	(121.4)
Total corporate, other and eliminations	(119.1)	(120.1)
Amortization of intangibles	(45.2)	(57.7)
Operating profit (loss)	$130.3	$(45.2)

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended March 31, 2023	Three months ended March 31, 2022
Net cash provided by (used for) operating activities	$42.0	$(132.2)
Capital expenditures	(27.8)	(15.1)
Investments in capitalized software	(2.0)	(3.1)
Proceeds from disposition of PP&E	12.4	—
Adjusted free cash flow	$24.6	$(150.4)
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended March 31, 2023	Three months ended March 31, 2022
Operating profit (loss)	$130.3	$(45.2)
Amortization of intangibles	45.2	57.7
Adjusted operating profit (loss)	$175.5	$12.5

Reconciliation from operating margin to adjusted operating margin

	Three months ended March 31, 2023	Three months ended March 31, 2022	Δ
Vertiv net sales	$1,521.1	$1,156.4	$364.7
Vertiv operating profit (loss)	130.3	(45.2)	175.5
Vertiv operating margin	8.6%	(3.9)%	12.5%

Amortization of intangibles	$45.2	$57.7	$(12.5)
Vertiv adjusted operating profit (loss)	175.5	12.5	163.0
Vertiv adjusted operating margin	11.5%	1.1%	10.4%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended March 31, 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$130.3	$46.8	$(4.2)	$37.4	$50.3	$0.12
Amortization of intangibles	45.2	—	—	—	45.2	0.12
Change in warrant liability	—	—	4.2	—	(4.2)	—
Non-GAAP Adjusted	$175.5	$46.8	$—	$37.4	$91.3	$0.24
(1)Diluted EPS and adjusted diluted EPS based on 381.7 million shares (includes 378.1 million basic shares, 1.9 million dilutive warrants, and 1.7 million potential dilutive stock options and restricted stock units). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $4.2 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended March 31, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$(45.2)	$29.3	$(94.9)	$11.9	$8.5	$(0.23)
Amortization of intangibles	57.7	—	—	—	57.7	0.15
Change in warrant liability	—	—	94.9	—	(94.9)	—
Non-GAAP Adjusted	$12.5	$29.3	$—	$11.9	$(28.7)	$(0.08)
(1)Diluted EPS and adjusted diluted EPS based on 379.7 million shares (includes 376.0 million basic shares and 3.7 million dilutive warrants). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $94.9 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Vertiv Holdings Co
2023 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Second Quarter 2023
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$144.0	$47.0	$35.0	$62.0	$0.16
Amortization of intangibles	46.0	—	—	46.0	0.12
Non-GAAP Adjusted	$190.0	$47.0	$35.0	$108.0	$0.28

Full Year 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$618.0	$180.0	$(4.2)	$135.0	$307.2	$0.79
Amortization of intangibles	182.0	—	—	—	182.0	0.48
Change in warrant liability	—	—	4.2	—	(4.2)	—
Non-GAAP Adjusted	$800.0	$180.0	$—	$135.0	$485.0	$1.27
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2023 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 381.1 million shares (includes 380.0 million basic shares and a weighted average 1.1 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 381.6 million shares (includes 379.9 million basic shares, a weighted average 1.6 million potential dilutive stock options and restricted stock units, and 0.1 million dilutive warrants).